As filed with the U.S. Securities and Exchange Commission on November 18, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Autolus Therapeutics plc

(Exact name of registrant as specified in its charter)

England and Wales	Not applicable
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

The MediaWorks

191 Wood Lane

White City

London W12 7FP United Kingdom

Tel: +44 20 3829 6230

(Address of principal executive offices, including zip code)

Autolus Therapeutics plc 2025 Employee Share Purchase Plan

Autolus Therapeutics plc 2025 Inducement Plan

Autolus Therapeutics plc 2018 Equity Incentive Plan

(Full titles of the plans)

Autolus Inc.

15810 Gaither Drive

Gaithersburg, Maryland 20877

United States of America

Tel: +1 240 801 3830

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Christian E. Plaza Courtney T. Thorne William DuVal Cooley LLP One Freedom Square, Reston Town Center Reston, Virginia 20190-5640 +1 703 456 8000	Claire Keast-Butler Cooley (UK) LLP 22 Bishopsgate London EC2N 4BQ United Kingdom +44 20 7583 4055

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Autolus Therapeutics plc (the “Registrant”) for the purpose of registering up to an aggregate of 16,645,656 of the Registrant’s ordinary shares represented by American Depositary Shares (“ADSs”), comprising (i) 3,000,000 ADSs that may be issued pursuant to the Registrant’s 2025 Employee Share Purchase Plan (the “2025 ESPP”) (as further described below), (ii) 3,000,000 ADSs that may be issued pursuant to the Registrant’s 2025 Inducement Plan (the “2025 Inducement Plan”) (as further described below) and (iii) 10,645,656 additional ADSs that may be issued pursuant to the Registrant’s 2018 Equity Incentive Plan (the “2018 Plan” and, collectively with the 2025 ESPP and the 2025 Inducement Plan, the “Plans”) (as further described below).

The 2025 ESPP was adopted by the Registrant’s Board of Directors (the “Board”) on May 20, 2025, subject to stockholder approval, which was obtained at the Annual Meeting of Stockholders (the “2025 Annual Meeting”) on June 26, 2025 (the “Effective Date”). This Registration Statement is being filed to register 3,000,000 ADSs under the 2025 ESPP.

On March 27, 2025, the Board adopted the 2025 Inducement Plan and reserved 3,000,000 ADSs to be used exclusively for grants of equity-based awards to such individuals who were not previously employees or directors of the Registrant as a material inducement to such individuals’ entry into employment with the Registrant within the meaning of Rule 5635(c)(4) of the Nasdaq Listing Rules. The 2025 Inducement Plan was adopted by the Board without stockholder approval pursuant to Rule 5635(c)(4) of the Nasdaq Listing Rules. This Registration Statement is being filed to register 3,000,000 ADSs under the 2025 Inducement Plan.

The 2018 Plan provides for an annual automatic increase in the number of ordinary shares represented by ADSs reserved for issuance under the 2018 Plan. This Registration Statement is being filed to register 10,645,656 ADSs under the 2018 Plan. Such ADSs represent the increase that occurred on October 1, 2025 and are being registered in addition to the ADSs for which registration statements on Form S-8 (File No. 333-226457), Form S-8 (File No. 333-273776), Form S-8 (File No. 333-275301) and Form S-8 (File No. 333-283229) were filed with the Commission on July 31, 2018, August 7, 2023, November 3, 2023 and November 14, 2024, respectively (the “Prior Registration Statements”). Accordingly, the contents of the Prior Registration Statements are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

PART I

INFORMATION REQUIRED TO BE IN THE SECTION 10(A) PROSPECTUS

In accordance with the instructional note to Part I of Form S-8, the information specified by Part I of the Form S-8 has been omitted from this Registration Statement.

PART II

Item 3. Incorporation of Documents By Reference.

The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

(a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Commission on March 20, 2025.

(b)

the Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025, filed with the Commission on May  8, 2025, August  12, 2025 and November 12, 2025, respectively.

(c)

the Registrant’s Reports on Form 8-K furnished to the SEC on January  13, 2025 (except for the information furnished under Item 7.01 and exhibit 99.1 thereto), March 20, 2025 (except for the information furnished under Items 2.02 and 7.01 and exhibits 99.1 and 99.2 thereto), April  3, 2025, April  23, 2025 (except for the information furnished under Item 7.01 thereto), May 8, 2025 (except for the information furnished under Items 2.02 and 7.01 and exhibits 99.1 and 99.2 thereto), May 30, 2025 (except for the information furnished under exhibits 99.1, 99.2 and 99.3 thereto), June  2, 2025 (except for the information furnished under exhibits 99.1, 99.2 and 99.3 thereto), June  27, 2025, August  12, 2025 (except for the information furnished under Items 2.02 and 7.01 and exhibits 99.1 and 99.2 thereto) and November 12, 2025 (except for the information furnished under Items 2.02 and 7.01 and exhibits 99.1 and 99.2 thereto); and

(d)

the descriptions of the Registrant’s ADSs and ordinary shares contained in the Registrant’s Registration Statement on Form 8-A filed on June 19, 2018 (File No. 001-38547) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as updated by the description of the Registrant’s securities registered pursuant to Section 12 of the Exchange Act contained in the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, including any amendment or report filed for the purpose of updating such description.

(e)

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed amendment to this Registration Statement or in any document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement, except as to specific section of such statements as set forth therein.

Item 8. Exhibits.

		Incorporated by Reference
Exhibit Number	Description	Schedule Form	File Number	Exhibit	Filing Date

4.1	Articles of Association of Autolus Therapeutics plc.	Form F-1/A	333-224720	3.1	6/19/18

4.2	Deposit Agreement by and among the registrant, Citibank, N.A., as the Depositary bank and the holders and beneficial owners of American Depositary Shares issued thereunder.	Form 20-F	001-38547	2.1	2/25/19

4.3	Form of American Depositary Receipt (included in Exhibit 4.2).	Form 20-F	001-38547	2.1	2/25/19

5.1*	Opinion of Cooley (UK) LLP.

10.1+	Autolus Therapeutics plc - 2025 Employee Share Purchase Plan.	Form 10-Q	001-38547	10.1	8/12/25

10.2+	Autolus Therapeutics plc - 2025 UK Sharesave Sub-plan.	Form 10-Q	001-38547	10.1	8/12/25

10.3	Autolus Therapeutics plc - 2025 Inducement Plan.	Form 10-Q	001-38547	10.1	5/8/25

10.4	Form of Stock Option Grant Notice and Stock Option Agreement for the Autolus Therapeutics plc - 2025 Inducement Plan.	Form 10-Q	001-38547	10.2	5/8/25

10.5	Form of Restricted Stock Unit Grant Notice and Award. Agreement for the Autolus Therapeutics plc - 2025 Inducement Plan.	Form 10-Q	001-38547	10.3	5/8/25

10.6	Autolus Therapeutics plc 2018 Equity Incentive Plan.	Form F-1/A	333-224720	10.3	6/19/18

10.7	Non-Employee Sub-Plan to the Autolus Therapeutics plc 2018 Equity Incentive Plan.	Form F-1/A	333-224720	10.4	6/19/18

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of Cooley (UK) LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page of this Registration Statement).

107*	Filing Fee Table.

+	Indicates management contract or compensatory plan.
*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, the City of London, United Kingdom, on November 18, 2025.

AUTOLUS THERAPEUTICS PLC

By:	/s/ Christian Itin, Ph.D.
Name: Christian Itin, Ph.D.
Title: Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Autolus Therapeutics plc, hereby severally constitute and appoint Christian Itin and Alex Driggs our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-8 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable Autolus Therapeutics plc to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Christian Itin, Ph.D. Christian Itin, Ph.D.	Chief Executive Officer and Director (Principal Executive Officer)	November 18, 2025

/s/ Robert Dolski Robert Dolski	Chief Financial Officer (Principal Financial Officer)	November 18, 2025

/s/ Patrick McIIvenny Patrick McIIvenny	Senior Vice President, Finance (Principal Accounting Officer)	November 18, 2025

/s/ Michael Bonney Michael Bonney	Chairman of the Board of Directors	November 18, 2025

/s/ Robert Azelby Robert Azelby	Director	November 18, 2025

/s/ Linda Bain Linda Bain	Director	November 18, 2025

/s/ John Berriman John Berriman	Director	November 18, 2025

/s/ Cynthia Butitta Cynthia Butitta	Director	November 18, 2025

/s/ Robert Iannone, M.D., M.S.C.E. Robert Iannone, M.D., M.S.C.E.	Director	November 18, 2025

/s/ Elisabeth Leiderman, M.D Elisabeth Leiderman, M.D	Director	November 18, 2025

/s/ Ravi Rao, M.D. Ravi Rao, M.D.	Director	November 18, 2025

/s/ William Young, Ph.D. William Young, Ph.D.	Director	November 18, 2025

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Autolus Therapeutics plc has signed this registration statement or amendment thereto on November 18, 2025.

AUTOLUS INC.

By:	/s/ Christian Itin, Ph.D.
Name:	Christian Itin, Ph.D.
Title:	Chief Executive Officer